                                                                    EXHIBIT 10.1

                              CONSULTING AGREEMENT

     CONSULTING AGREEMENT, dated as of August 19, 1996, between Champion Enterprises, Inc., a Michigan corporation (the "Company"), and Thomas W. Sturgess (the "Executive").

     WHEREAS, the Executive is currently employed by Redman Industries, Inc., a Delaware corporation (the "Employer"), as Chairman of the Board;

     WHEREAS, pursuant to the Agreement and Plan of Merger by and among the Company, the Employer and RHI Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of the Company ("Sub"), dated as of the date hereof (the "Merger Agreement"), Sub will merge (the "Merger") with and into the Employer in a merger in which the Employer shall be the surviving corporation; and

     WHEREAS, the Company desires to induce the Executive after the consummation of the Merger (the "Effective Date") to act as a consultant to the Company and the Executive desires to commit himself to act as a consultant to the Company.

     NOW THEREFORE, in order to effect the foregoing, the Company and the Executive wish to enter into a consulting agreement upon the terms and subject to the conditions set forth below. Accordingly, in consideration of the premises and the respective covenants and agreements of the parties herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

     1. Term and Services to be Provided. Commencing on the Effective Date and continuing until the fifth anniversary thereof (the "Term"), the Executive agrees to provide consulting services to the Company from time to time at the reasonable request of the Company. Such consulting services shall consist of advising the Company with respect to general business matters, issues and strategies relating to the Company's business. In the event that the Merger Agreement is terminated, this Consulting Agreement shall be cancelled and shall be of no force or effect.

     2. Compensation.

          (a) During the Term, the Company shall pay the Executive consulting fees at the rate of $250,000 per annum, payable in arrears on a monthly basis; provided, however, that this amount shall be reduced by the compensation, if any, that the Executive receives for serving as a director of the Company. For purposes of this Section 2(a), if the Executive receives any non-cash compensation for serving as a director of the Company, such compensation shall be valued at its fair market value on the date issued by the Company, taking into account any stock restrictions and lack of liquidity.

          (b) During the Term, the Company shall promptly reimburse the Executive for all reasonable expenses incurred by him in performing services pursuant to the terms hereof, provided he properly accounts therefor in accordance with Company policy as in effect from time to time.

     3. Termination.

          (a) Death. The Executive's consulting relationship with the Company hereunder shall terminate upon his death.

          (b) Disability. If, as a result of the Executive's incapacity due to physical or mental illness, Executive shall be unable to perform the consulting services described herein for a continuous period of six months, the Company may terminate the Executive's consulting relationship with the Company. In such event, the Executive shall receive the compensation provided in Section 2(a) hereof in monthly installments of substantially equal amounts.

          (c) Termination by the Company for Cause. The Company may terminate the Executive's engagement for Cause. For purposes of this Agreement, the Company shall have "Cause" to terminate the Executive's engagement hereunder upon the Executive's:

             (i) conviction (including a plea of nolo contendere) for the commission of a felony; or

             (ii) willful misconduct that is demonstrably and materially injurious to the Company, whether monetarily or otherwise; or

             (iii) breach of the provisions of Section 4 of the Agreement.

     If the Company terminates the Executive's engagement hereunder for Cause, the Company shall have no further obligations to the Executive under this Agreement, except for the payment of any incurred and unpaid expenses.

     4. Noncompetition; Confidentiality.

          (a) The Executive agrees that during the Term he will not:

             (i) directly or indirectly, either as owner, partner, officer, employee, agent or consultant or in any other capacity, engage in or be employed in any way by any business that is competitive with the business of the Company and/or the Employer (and their subsidiaries and affiliates) then being conducted in any locality or region in North America;

             (ii) whether for his own account or for the account of any other person, willfully and intentionally interfere with the relationship of the Company and/or the Employer (or any of their subsidiaries or affiliates) with any person who at any time during the Term was a management level employee, customer or supplier of, or in the habit of dealing with, the Company, the Employer and/or any of their subsidiaries or affiliates;

     provided, however, that notwithstanding the foregoing, nothing contained herein shall prohibit the Executive from owning up to five percent of any class of stock of a publicly-traded company.

          (b) The Executive recognizes and acknowledges that, either during or after the Term, the Executive will not, except as may otherwise be required by law, directly or indirectly, willfully or knowingly disclose or make available to any person, firm, corporation, association or other entity for any reason or purpose whatsoever, or willfully or knowingly use or cause to be used in any manner adverse to the interests of the Employer or the Company any Confidential Information (as defined below). The Executive agrees that, upon termination of services as a consultant of the Company, all Confidential Information in his possession that is in written or other tangible form (together with all copies or duplicates thereof) shall forthwith be returned to the Company and shall not be retained by the Executive or furnished to any third party, either by sample, facsimile, film, audio or video cassettes, electronic data, verbal communication or any other means of communication. The Executive shall not be prohibited hereby from disclosure of this Consulting Agreement and any employment or other agreement to which the Executive is or was a party with the Employer to his spouse or tax, legal or financial advisors.

          (c) In the event that the Executive is requested or required (by oral questions, interrogatories, requests for information or documents, subpoena, Civil Investigative Demand or similar process) to disclose any Confidential Information, it is agreed that the Executive will provide the Company with prompt notice of such request(s) so that it may seek an appropriate protective order and/or waive the Executive's compliance with the provisions of this Consulting Agreement. It is further agreed that if, in the absence of a protective order or the receipt of a waiver hereunder, the Executive is nonetheless, in the reasonable opinion of his counsel, compelled to disclose information concerning the Company to any court or governmental agency or authority or to a civil litigant or any other party or else stand liable for contempt or suffer other censure or penalty, the Executive may disclose such information to such tribunal without liability hereunder.

          (d) As used in this Consulting Agreement the term "Confidential Information" means proprietary or confidential information disclosed to the Executive or known by the Executive as a consequence of or through his relationship with the Company and the Employer (whether as employee of Employer prior to the Effective Date or as a consultant pursuant to this Consulting Agreement) not generally known about the Employer or the Company or the Employer's or the Company's customers, suppliers, business methods, organization, procedures or finances, including, without limitation, information of or relating to contracts, arrangements, research, trade secrets, information regarding trademarks or other intellectual property rights, customer lists, product and service lines, marketing data and any related or other technical, corporate or trade information.

          (e) The Executive acknowledges that irreparable injury will result to the Company if the Executive breaches any of the terms of this Section 4 and that in the event of the Executive's actual or threatened breach of any such covenants, the Company will have no adequate remedy at law. The Executive accordingly agrees that in the event of any actual or threatened breach by the Executive of any of said covenants, the Company shall be entitled to immediate injunctive and other equitable relief without bond and without the necessity of showing actual monetary damages. Nothing contained herein shall be construed as prohibiting the Company from pursuing any other remedies available to it for such breach or threatened breach, including the recovery of any damages which it is able to prove. The provisions of this Section 4 shall survive the termination of the Executive's engagement hereunder and shall be binding upon the Executive's and the Company's corporate or personal successors and assigns.

          (f) The Executive understands that the agreements contained in this
     Section 4 are necessary to protect, among other things, the trade secrets, proprietary information, confidential information, customer and supplier lists and know-how by preventing the Executive from engaging in activities that would inherently create a risk of the Executive engaging in unfair trade practices.

     5. Remedies. In the event of a claimed breach by the Executive of the terms of this Consulting Agreement (other than a claimed breach of Section 4 with respect to which the provisions of said Section 4 shall apply), the Company shall, after giving the Executive notice and a reasonable opportunity to cure such claimed breach, be entitled to institute legal proceedings to obtain damages for any such breach.

     6. Notice. For the purposes of this Consulting Agreement, notices, demands and all other communications provided for in this Consulting Agreement shall be in writing and shall be deemed to have been duly given when delivered or (unless otherwise specified) mailed by United States certified mail, return receipt requested, postage prepaid, addressed as follows:

If to the Executive:
     Thomas W. Sturgess
     Wingate Partners, L.P.
     750 North St. Paul Street
     Suite 1200
     Dallas, Texas 75201
     Telecopier No.: (214) 871-8799

If to the Company:
     Champion Enterprises, Inc.
     2701 University Drive
     Suite 320
     Auburn Hills, Michigan 48326
     Attn: Walter R. Young, Jr.
     Telecopier No.: (810) 340-7761

or to such other address as any party may have furnished to the others in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

     7. Executive's Independence and Discretion.

          (a) Nothing herein contained shall be construed to constitute the parties hereto as partners or as joint venturers, or either as agent of the other, or as employer and employee. By virtue of the relationship described herein, the Executive's relationship to the Company during the Term shall only be that of an independent contractor and the Executive shall perform all services pursuant to this Consulting Agreement as an independent contractor.

          (b) Subject only to such specific limitations as are contained in this Consulting Agreement, the manner, means, details or methods by which the Executive performs his obligations under this Consulting Agreement shall be solely within his discretion.

     8. Modifications; Waiver Discharge. This Consulting Agreement is entered into between the Company and the Executive for the benefit of each of the Company and the Executive. No provisions of this Consulting Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and the Company's Chief Executive Officer or such other officer as may be specifically designated by the Board of Directors of the Company. No waiver by any party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Consulting Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

     10. Validity. The invalidity or unenforceability of any provision or provisions of this Consulting Agreement shall not affect the validity or enforceability of any other provision of this Consulting Agreement, which shall remain in full force and effect; provided, however, that if any one or more of the terms contained in Section 4 hereto shall for any reason be held to be excessively broad with regard to time, duration, geographic scope or activity, that term shall not be deleted but shall be reformed and construed in a manner to enable it to be enforced to the extent compatible with applicable law.

     11. Entire Agreement. This Consulting Agreement sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties whether oral or written, by any officer, employee or representative of any party hereto, and any prior agreement of the parties hereto in respect of the subject matter contained herein is hereby terminated. No agreements or representations, oral or otherwise, expressed or implied, with respect to the subject matter hereof have been made by either party that are not set forth expressly in this Consulting Agreement.

     12. Assignment. This Consulting Agreement may not be assigned by the Executive, but may be assigned by the Company to any successor to its business and will inure to the benefit and be binding upon any such successor.

     13. Counterparts. This Consulting Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

     14. Headings. The headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Consulting Agreement.

     15. Governing Law. The validity, interpretation, construction and performance of this Consulting Agreement shall be governed by the laws of the State of [Michigan] without regard to principles of conflicts of laws.

     IN WITNESS WHEREOF, the parties have executed this Consulting Agreement on the date and year first above written.

                                          CHAMPION ENTERPRISES, INC.

                                          By:  /s/ WALTER R. YOUNG, JR.
                                             -----------------------------------
                                               Name:  Walter R. Young, Jr.
                                               Title: Chairman, President and
                                                      Chief Executive Officer

                                             /s/ THOMAS W. STURGESS
                                             -----------------------------------
                                             Thomas W. Sturgess